Exhibit 1.01
BLACK BOX CORPORATION
Conflict Minerals Report
For the Reporting Period from January 1, 2016 to December 31, 2016
Introduction
This Conflict Minerals Report of Black Box Corporation (“Black Box,” the “Company,” “we,” “our,” or “us”) is filed for the reporting period from January 1, 2016 to December 31, 2016 (the “2016 Compliance Period”) in accordance with Section 13(p)-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934 (the “Act”). The Rule imposes a reporting obligation of certain information when a company “manufactures” or “contracts to manufacture” products for which the conflict minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals”). The “Covered Countries” for purposes of the Rule are the Democratic Republic of Congo and the adjoining countries (as defined in the Rule).
Company Overview
Black Box is a leading digital solutions provider dedicated to helping customers design, build, manage and secure their Information Technology (“IT”) infrastructure. The Company offers Services and Products that it distributes through two platforms it has built over its 41-year history. Our Services platform is comprised of engineering and design, project management, field service management, network operations centers, our national technology team, national and international sales teams and technology solutions centers, which include dedicated sales and engineering resources. The primary services offered through this platform include managed services, infrastructure services (including wired and wireless network solutions, structured cabling and video/AV services), communications lifecycle services, unified communications and data center services. Under the Products platform, we provide networking solutions through the sale of products for KVM switching, IT infrastructure, specialty networking and multimedia.
Description of Products Covered
One or more of the Conflict Minerals are necessary to the functionality or production of many products across Black Box’s Product platform and Services platform, that were manufactured, or contracted to be manufactured, by the Company during the 2016 Compliance Period (the “Covered Products”). Therefore, the Company undertook a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether these Conflict Minerals originated from the Covered Countries.
Various components and subassemblies for the Covered Products are sourced from a global supply base that include distributors, value added resellers, original equipment manufacturers and contract manufacturers. These components and subassemblies are used, in whole or in part, by Black Box to manufacture, or to have contract manufactured, certain products in its Product platform and, to a lesser extent, its’ Services platform. Since these components and subassemblies come from numerous suppliers, Black Box’s knowledge about these products is largely limited to information provided by its suppliers regarding the contents of these products as well as whether Conflict Minerals are present in a product.

Reasonable Country of Origin Inquiry (“RCOI”)
Having determined that the Rule applies to the Covered Products, we undertook an inquiry of our suppliers on Conflict Minerals that were in the supply chain in 2016 to determine whether these Conflict Minerals were sourced from the Covered Countries or came from recycled or scrap resources. For such inquiry, the Company surveyed only those suppliers who source products that contain Conflict Minerals that are necessary to the functionality or production using the EICC-GeSI Conflict Minerals Reporting Template (“CMRT”) version 4.10 or higher. The Company uses an online third-party platform that is dedicated to compliance with Conflict Minerals (hereinafter referred to as the “Online Platform”) to administer supplier surveys. This Online Platform includes automated data validation in an effort to increase the accuracy of submissions and identify any contradictory answers in the CMRT.
Black Box has concluded in good faith that during the 2016 Compliance Period (i) Black Box has manufactured and contract manufactured products that contain Conflict Minerals that are necessary to the functionality and production of such products and (ii) Black Box did not have sufficient information from our suppliers to reach a conclusion as to all sources of Conflict Minerals in the Covered Products.
Due Diligence
On an annual basis, Black Box exercises due diligence to determine the source and chain of custody of Conflict Minerals for the Covered Products. Black Box’s due diligence conforms in all material respects with the The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Second Edition (OECD 2012) (“OECD Framework” or the “Guidance”) and the related supplements for each of the Conflict Minerals. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps.

Black Box, as a purchaser of materials, components and products, is many steps removed from the mining of Conflict Minerals and does not purchase raw ore or unrefined Conflict Minerals. Identifying the presence of Conflict Minerals is a highly complex and challenging undertaking and the origin of these minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other Conflict Mineral containing derivatives.
Black Box maintains a system of internal controls to identify and trace Conflict Minerals usage within its supply chain. A summary of Black Box’s due diligence framework is outlined below.
Step 1: Establish strong company management systems
Internal Team
Black Box maintains a formal written Conflict Minerals policy that reflects its commitment to achieve a "DRC conflict free" determination over time. The Black Box Conflict Minerals policy is publicly available on its Internet website at http://files.shareholder.com/downloads/BBOX/4138123195x0x689929/14f448b3-3c5e-4d74-a865-e4e91c57f744/Conflict_Minerals_Policy_Statement.pdf and is reviewed annually or as conditions change.
Black Box maintains a governance process to oversee its Conflict Minerals Compliance Program that includes a Steering Committee and a Core Team. The Steering Committee's objective is to solicit the participation of the Company’s leadership to maintain the governance structure, which enables sustainable compliance and actively mitigates the risk of not meeting regulatory requirements. The activities of the Core Team include the maintenance, implementation and reporting of due diligence activities, compliance project plan, supplier communications and training, project status, the retention policy, in addition to the management of the RCOI process described in Step 3. The Company evaluates the composition of the Steering Committee and the Core Team annually or as conditions change. The Company supplements its internal resources with a third-party service provider who supports the RCOI and other due diligence matters.

Control Systems
Black Box informally communicates its policy and the supplier’s responsibilities regarding Conflict Minerals to all existing and new suppliers to help support its due diligence efforts.
Supplier Engagement
The Company engages directly with suppliers to request CMRT information for the Covered Products. All non-responsive suppliers were contacted a minimum of three times.
The Company provides training related to Conflict Minerals for its suppliers of Covered Products in an effort to strengthen its engagement with suppliers. Such training is tracked and monitored through the Online Platform, we expect to continue to prioritize education around our due diligence program
Grievance Mechanisms
Black Box maintains a formal company level grievance mechanism to facilitate information from interested parties regarding Black Box’s sourcing strategy, use of Conflict Minerals within its supply chain, and alleged instances of non-compliance. Such grievance mechanism is available in our Conflict Minerals Policy, which is available on our internet website.
Records Maintenances
Black Box maintains records for at least five years relating to its Conflict Minerals program.
Step 2: Identify and assess risks in the supply chain
Black Box annually identifies its high-risk parts and suppliers using a risk-based approach to assess risk of Conflict Minerals in the supply chain.
Many of the supplier responses were submitted at a company level, rather than at a product-level. As a result, we were not able to identify which smelters or refiners listed on Appendix A actually processed the Conflict Minerals contained in our products. Therefore, our list of processing smelters and refiners disclosed in Appendix A likely contains more facilities than those that actually processed the Conflict Minerals contained in our products.
Black Box annually reviews and assesses summary smelter information to determine if the smelter is certified as conflict free or if supporting information presents a "red flag" as defined by the OECD Guidance. Black Box does not have a direct relationship with smelters/refiners, does not perform audits of these entities, and therefore relies upon information provided by the Conflict Free Sourcing Initiative’s (“CFSI”) publicly available list of smelters/refiners that have been certified by CFSI as conflict free.
Step 3: Design and implement a strategy to respond to identified risks
The Core Team summarizes information gathered on the actual and potential risks identified in the supply chain risk assessment and communicates it to the Steering Committee on a periodic basis.
Additional fact finding, risk assessments, and changes in circumstances take place a part of the Black Box annual review of its Conflict Minerals program.
Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices
Black Box monitors, and encourages their suppliers to monitor industry wide Conflict Mineral activities including, but not limited to, results of smelter audits and incorporation of new smelters/refiners through the CFSI.
Given the nature of the Black Box business, its position in the supply chain, the associated cost and the current lack of transparency in the supply chain, Black Box is not in a position to audit smelters/refiners directly. Instead, we rely on third-party audits of smelters and refiners conducted as part of the CFSI Conflict-Free Smelter Program, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Step 5: Report annually on supply chain due diligence
Black Box annually reviews compliance-related results, summarizes such results on Form SD and the Conflict Minerals Report, files such report with the SEC in a timely manner and posts such report on our internet website at http://investor.blackbox.com/sec.cfm.
Steps Taken to Mitigate Risk and Improve Due Diligence
Black Box will continue to strengthen its Conflict Minerals Program and improve its due diligence efforts through increased focused efforts including:

•
Black Box plans to improve upon its supplier education and training efforts. The goal is to support and build capabilities of suppliers to improve performance and conform to our Conflict Minerals Policy.

•	Black Box plans to formally incorporate Conflict Minerals into its supplier onboarding program.

•
Black Box plans to develop and adopt a formal risk mitigation plan to reduce systematically the exposure to Conflict Minerals risk in its supply chain, which may include suspending or discontinuing supplier engagements.

•
Black Box plans to consider participating (and encouraging their suppliers to participate) in industry driven certification programs thereby allowing for joint spot checks (within an economically viable framework) of mineral smelter and refinery facilities.

•	Black Box plans to enhance the use of technology, such as the Online Platform, for improved tracking, evaluating and storing of information for our Covered Products.

•	Black Box plans to incorporate its conflict minerals policy into long-term contractual obligations with new suppliers.

•	Black Box plans to implement formal record retention guidelines for its Conflict Minerals program.
Results of Due Diligence Survey Results
During the 2016 Compliance Period, the Company had a supplier response rate to its conflict minerals survey of 77%.
See Appendix A for smelters and refiners that were obtained via CMRT responses from our suppliers. The supplier responses included Conflict Free, Known and Unknown smelters, but based on the absence of reliable information on the Unknown smelters, only the Conflict Free and Known smelters have been included. Since many of the supplier responses were at the company level, rather than at a product-level, we are not able to identify which smelters or refiners listed on Appendix A actually processed the Conflict Minerals contained in our products. Therefore, our list of processing smelters and refiners disclosed in Appendix A is likely to contain more facilities than those that actually processed the Conflict Minerals contained in our products.

Appendix A

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Active
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Compliant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Compliant
Gold	AURA-II	UNITED STATES	CID002851	Not Enrolled
Gold	Aurubis AG	GERMANY	CID000113	Compliant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Compliant
Gold	Boliden AB	SWEDEN	CID000157	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Compliant
Gold	Caridad	MEXICO	CID000180	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Compliant
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Active
Gold	Chimet S.p.A.	ITALY	CID000233	Compliant
Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled
Gold	DODUCO GmbH	GERMANY	CID000362	Compliant
Gold	Dowa	JAPAN	CID000401	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled
Gold	Gujarat Gold Centre	INDIA	CID002852	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Compliant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Compliant
Gold	Japan Mint	JAPAN	CID000823	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	CID000957	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Compliant
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Compliant
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Not Enrolled
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled
Gold	Materion	UNITED STATES	CID001113	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Compliant
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Not Enrolled
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Compliant

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Active
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Compliant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Compliant
Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Compliant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Compliant
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Not Enrolled
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Compliant
Gold	Royal Canadian Mint	CANADA	CID001534	Compliant
Gold	SAAMP	FRANCE	CID002761	Not Enrolled
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Not Enrolled
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Compliant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Compliant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Compliant

Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Not Enrolled
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Compliant
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Compliant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Active
Gold	T.C.A S.p.A	ITALY	CID002580	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	CID002587	Active
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Compliant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Compliant

Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Compliant
Tantalum	Duoluoshan	CHINA	CID000410	Compliant
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Not Enrolled
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Compliant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Compliant

Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	Not Enrolled
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Compliant
Tantalum	QuantumClean	UNITED STATES	CID001508	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Compliant
Tantalum	Taki Chemicals	JAPAN	CID001869	Compliant
Tantalum	Telex Metals	UNITED STATES	CID001891	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Compliant
Tin	Alpha	UNITED STATES	CID000292	Compliant
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	Not Enrolled
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Compliant
Tin	CV Ayi Jaya	INDONESIA	CID002570	Compliant
Tin	CV Dua Sekawan	INDONESIA	CID002592	Compliant
Tin	CV Gita Pesona	INDONESIA	CID000306	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Compliant
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Compliant
Tin	CV United Smelting	INDONESIA	CID000315	Compliant

Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Compliant
Tin	Dowa	JAPAN	CID000402	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Active
Tin	Elmet S.L.U.	SPAIN	CID002774	Compliant
Tin	EM Vinto	BOLIVIA	CID000438	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled
Tin	Fenix Metals	POLAND	CID000468	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Not Enrolled
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Compliant
Tin	Minsur	PERU	CID001182	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Not Enrolled
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Compliant

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Compliant
Tin	Phoenix Metal Ltd.	RWANDA	CID002507	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Compliant
Tin	PT Bukit Timah	INDONESIA	CID001428	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Compliant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Compliant
Tin	PT Justindo	INDONESIA	CID000307	Not Enrolled
Tin	PT Karimun Mining	INDONESIA	CID001448	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Compliant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Compliant
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Compliant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Compliant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Compliant

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Compliant
Tin	PT Tommy Utama	INDONESIA	CID001493	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Compliant
Tin	Rui Da Hung	TAIWAN	CID001539	Compliant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Compliant
Tin	Thaisarco	THAILAND	CID001898	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Active
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Not Enrolled
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Not Enrolled
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Compliant

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Compliant
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Compliant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Compliant